Exhibit 3.2

BY-LAWS

OF THE CITIZENS BANK OF SNEEDVILLE, TENNESSEE

ARTICLE I. SHAREHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders shall be held on the third Tuesday of March of each year or on such other date as may be determined by the Board of Directors and set forth in the notice of such meeting. The business to be transacted at the annual meeting shall be the election of directors and such other business as may properly come before the meeting.

SECTION 2. Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, one-third (1/3) of the members of the Board of Directors, or the holder or holders of not less than twenty percent (20%) of the outstanding voting shares of the Bank.

SECTION 3. Place of Meetings. Shareholders meetings shall be held at the Main Office of the Bank or at such other place as may be designated by the Board of Directors and set forth in the notice of meeting.

SECTION 4. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the President, the Board of Directors, or the persons calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Bank, with postage thereon prepaid. A certificate of the Secretary or other person giving the notice, or of a transfer agent of the Bank, that the notice required by this section has been given, in the absence of fraud, shall be prima facia evidence of the facts therein stated.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the first paragraph of this Section 4.

SECTION 5. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for determination of shareholders entitled to notice of and to vote at any regular or special meeting of shareholders entitled to receive payment of any dividend, such date in any case to be not less than twenty (20) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date twenty (20) days before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The Secretary of the Bank shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the absence of a quorum a meeting may be adjourned from time to time without notice to the shareholders.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Bank before or at

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the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders and fractional shares shall be voted and counted as a fractional vote equal to the fraction of each such share voted.

Shares standing in the name of another Bank may be voted by such officer, agent, or proxy as the By-Laws of such Bank may prescribe, or, in the absence of such provision, as the Board of Directors of such Bank may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name unless he shall have on file with the secretary or cashier of the Bank a true copy of the voting trust agreement approved by the FDIC and/or the Commissioner of Banking identifying the shares subject to the Trust and signed by the record holder of such shares.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A .shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Bank shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time except for shares the Bank holds as a fiduciary.

SECTION 10. Action by Unanimous Written Consent. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all shareholders entitled to vote thereon.

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ARTICLE II. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates

representing shares of the Bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed manually or by facsimile by the president and by the secretary or cashier by such other officers authorized by law and by the Board of Directors so to do, and sealed or engraved with the Bank seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Bank shall be made only on the stock transfer books of the Bank by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Bank, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes subject only to Article I, Section 9 of these By-Laws.

SECTION 3. Lost, Destroyed or Stolen Certificates. Certificates for shares of stock in the Bank shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The Board of Directors shall have the power to manage and administer the affairs of the Bank. Except as expressly limited by law, all corporate powers of the

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Bank shall be vested in and may be exercised by the Board of Directors.

SECTION 2. Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any voting stock of the Bank entitled to a vote for the election of directors. Nominations, other than those made by the Board, shall be made in writing and delivered or mailed to the President of the Bank not less than fourteen (14) days nor more than fifty (50) days prior to any annual or special meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information: (a) the name and address of each proposed nominee, (b) the principal occupation of each proposed nominee, (c) whether the nominee is a citizen of the United States, (d) whether the nominee is a resident of the State of Tennessee, and (e) the number of shares of voting stock of the Bank owned by the nominee and the nominating shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for any such nominee.

SECTION 3. Qualifications of Directors. At least three fourths (3/4) of the directors shall be citizens of the United States, two-thirds (2/3) shall be residents of the State of Tennessee, or shall reside within twenty-five (25) miles of the Main Office of the Bank, and a majority of the directors shall reside within one hundred (100) miles of the Main Office of the Bank.

SECTION 4. Number. The number of directors shall not be less than five (5) nor more than twenty-five (25), with the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the entire Board of Directors or by resolution of the shareholders at any annual or special meeting thereof; provided, however, the majority of the entire Board of Directors may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen (15) or less, or (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of directors exceed twenty-five (25).

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SECTION 5. Election and Term. Directors shall be elected at the annual meeting of shareholders or at any special meeting called for such purpose, for a term of one year and thereafter until the directors’ successors have been elected and qualified.

SECTION 6. Annual Meeting. The regular annual meeting of the Board of Directors shall be held without other notice than this By-Law immediately following the annual meeting of shareholders or any special meeting in lieu thereof, the same day thereof, and at the same place of such annual meeting.

SECTION 7. Regular Meeting. The regular meeting of the Board of Directors shall be held without notice other than this By-Law on the third Tuesday of each month at the Main Office of the Bank. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President, or at the request of two executive officers or at the request of one-third (1/3) of the directors. Notice of the time and place of any special meeting shall be given to each director. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because a meeting is not lawfully called or convened and files such objection in writing with the Chairman of the meeting.

SECTION 9. Quorum. A majority of the number of directors shall constitute a quorum, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise required by these By-Laws or by law.

SECTION 10. Acting Without a Meeting. Whenever the directors are permitted or required to take any action, they may take such action without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote thereon.

SECTION 11. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the vote of a majority of the directors then in office. A director elected to fill a

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vacancy shall hold office until the next annual meeting of the shareholders and thereafter until a successor has been elected and qualified.

SECTION 12. Compensation. By resolution of the Board of Directors, each director may be paid his expenses for attendance at each meeting of the Board of Directors or a fixed sum for attendance at each meeting of the Board of Directors or both. No such meeting shall preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

SECTION 13. Presumption of Assent. A director of the Bank who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the meeting immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14. Credit and Finance Committee. There shall be designated a Credit and Finance Committee, all members of such committee to be appointed by the Board annually or more often. The Credit and Finance Committee shall have the power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board that may lawfully be delegated. The Credit and Finance Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. The Board shall elect one of its members as Chairman of the Credit and Finance Committee.

SECTION 15. Other Committees. The Board of Directors may appoint, from time to time, from its own members, or otherwise, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

ARTICLE IV. OFFICERS AND EMPLOYEES

SECTION 1. Chairman and Chief Executive Officer. The Board of Directors shall elect one of its members to be the Chairman and Chief Executive Officer of the Bank. The Chairman and Chief

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Executive Officer shall preside at all meetings of the Board of Directors; shall supervise the execution of the policies adopted or approved by the directors; shall have general executive powers in addition to the specific powers conferred by these By-Laws; and shall also have such further powers and duties as the Board may designate.

SECTION 2. President. The Board of Directors shall elect one of its members to be President of the Bank. In the absence of the Chief Executive Officer and the Chief Administrative Officer, the President shall preside at any meeting of the Board and shall have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the Chief Executive Officer or the Board of Directors.

SECTION 3. Secretary. The Board of Directors shall elect a secretary who shall attend to the giving of all notices required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Bank; shall provide for the keeping of proper records of all transactions of the Bank; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of secretary, or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

SECTION 4. Other Officers. The Board of Directors may appoint a Cashier, one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Trust officers, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of branches and such other officers and Attorneys-in-Fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors or the President.

SECTION 5. Clerks and Agents. The President may appoint, from time to time, such paying tellers, receiving tellers, note tellers, vault custodians, bookkeepers and other clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Bank, define their duties, fix the salaries to be paid them and dismiss them.

‘-.            SECTION 6. Tenure of Office. The Chief Executive Officer and President shall hold office for the current year for which the Board of which they are members was elected, unless either shall resign, become disqualified, or be removed; and any vacancy

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occurring in the office of Chief Executive Officer or President shall be filled promptly by the Board of Directors.

SECTION 7. More Than One Office. Any qualified person may hold one or more offices except the office of President and secretary may not be held by the same person.

ARTICLE V. MISCELLANEOUS

SECTION 1. Corporate Seal. The Chief Executive Officer, President, cashier, vice-president or any assistant cashier or assistant vice-president, or other officer designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

SECTION 2. Fiscal Year. The fiscal year of the Bank shall be the calendar year.

SECTION 3. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharge releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Bank by the Chief Executive Officer, Chief Administrative Officer, the President, or any vice-president, or, if in connection with the exercise of fiduciary powers of the Bank by any of said officers. Any such instrument may also be executed, acknowledged, verified, delivered or accepted in behalf of the Bank in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 3 are supplementary to any other provision of these By-Laws.

SECTION 4. Records. The Charter of the Bank, the By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

SECTION 5. Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Bank for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of this Bank or of any firm, corporation or organization which he served in any such capacity

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at the request of this Bank, including any action based upon alleged acts or omissions on his part as an officer, director or employee of the Bank except in relation to matters as to which he shall be finally judged in such action to be liable for his negligence or misconduct and except that in the event of a settlement indemnification shall be provided only in connection with such matters covered by the settlement as to which the Bank is advised by counsel that in the opinion of counsel the person to be indemnified was not liable for such negligence or misconduct. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

This Bank may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not be for the benefit of all directors, officers, or employees.

It is the intent of this Section 5 to provide for indemnification by the Bank of officers and/or directors of the Bank to the maximum extent permitted by the laws of the State of Tennessee and of the United States, and the provisions hereof shall be thus construed.

ARTICLE VI. BY-LAWS

SECTION 1. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Bank, and shall be open for inspection to all shareholders, during banking hours.

SECTION 2. Amendments. The By-Laws may be amended, altered, or repealed, except with respect to provisions hereof relating to the duties, term of office or indemnification of a director, at any regular meeting of the Board of Directors, by a vote of a majority of the whole number of the Directors.

LSHGL1G

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